Exhibit 99.3

                          BERKSHIRE HILLS BANCORP, INC.
                         PRO FORMA FINANCIAL INFORMATION

    Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

      On June 1, 2005, Berkshire Hills Bancorp, Inc. ("Berkshire") acquired all of the common stock of Woronoco Bancorp, Inc. ("Woronoco"). Pursuant to the merger agreement, each share of Woronoco common stock was converted into either one share of Berkshire common stock or $36.00 in cash, without interest, subject to the requirement that 75% of the outstanding shares of Woronoco common stock were converted into the right to receive Berkshire stock and 25% of the shares of Woronoco common stock were converted into the right to receive cash. In addition, each holder of an option to acquire stock of Woronoco was converted into an option to acquire an equal number of shares of Berkshire at the same exercise price. The aggregate purchase price of $147 million reflects: (1) the issuance of 2,928,792 shares of Berkshire stock valued at $108.4 million; (2) the payment of $35.1 million in cash; and (3) the conversion of Woronoco options into options to acquire shares of Berkshire stock, valued at $3.5 million.

      The following unaudited pro forma consolidated condensed combined balance sheet as of March 31, 2005 and the unaudited pro forma consolidated condensed combined statements of income for the three months ended March 31, 2005 and the year ended December 31, 2004 give effect to the merger, accounted for as a purchase.

      The unaudited pro forma consolidated condensed combined balance sheet of Berkshire and subsidiaries and Woronoco and subsidiaries at March 31, 2005 has been prepared as if the merger had been consummated on that date. The unaudited pro forma consolidated condensed combined statements of income for the three months ended March 31, 2005 and for the twelve months ended December 31, 2004 have been prepared as if the merger had been consummated at the beginning of the periods presented. The unaudited pro forma consolidated condensed combined financial statements are based on the historical financial statements of Berkshire and Woronoco under the purchase method of accounting and the assumptions and adjustments in the notes that follow. The pro forma financial statements also give effect to the deleveraging program that was announced in conjunction with the acquisition based on the adjustments summarized in the notes accompanying the financial statements. The unaudited pro forma consolidated condensed combined financial statements do not give effect to any revenue enhancement opportunities or anticipated cost savings in connection with the merger.

      The unaudited pro forma consolidated condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Berkshire Hills Bancorp and Woronoco Bancorp, including the respective notes to those financial statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the date for which the pro forma financial information is presented.


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



                                                 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED BALANCE SHEET

                                                                        At March 31, 2005
                                           ----------------------------------------------------------------------------
                                            Historical     Historical      Pro Forma        Pro Forma
                                         Berkshire Hills    Woronoco       Acquisition      Deleverage        Pro Forma
                                             Bancorp         Bancorp       Adjustment       Adjustment        Combined
                                           ----------      ----------      ----------       ----------       ----------
                                                                         (In thousands)
Assets:
Cash and cash equivalents                  $   14,962      $   20,315      $       --       $   (4,400)      $   30,877
Investment securities                         371,312         244,999         (54,509) (1)    (102,000)         459,802
Loans, net                                    845,371         620,035          (9,994) (2)     (90,000)       1,365,412
Premises and equipment, net                    15,567          10,206             230  (3)          --           26,003
Goodwill                                        6,782           3,137          81,403  (1-8)        --           91,322
Other intangible assets                           453              78          11,982  (4)          --           12,513
Other assets                                   39,853          13,796           3,013  (5)       1,540           58,202
                                           ----------      ----------      ----------       ----------       ----------
      Total assets                         $1,294,300      $  912,566      $   32,125       $ (194,860)      $2,044,131
                                           ==========      ==========      ==========       ==========       ==========

Liabilities and stockholders' equity:
Deposits                                   $  847,381      $  446,645      $      143 (6)   $  (25,368)       1,268,801
Borrowed funds                                314,471         380,753            (147)(7)     (166,632)         528,445
Other liabilities                               4,022           5,382              --               --            9,404
                                           ----------      ----------      ----------       ----------       ----------
      Total liabilities                     1,165,874         832,780              (4)        (192,000)       1,806,650
    Total stockholders' equity                128,426          79,786          32,129 (8)       (2,860)         237,481
                                           ----------      ----------      ----------       ----------       ----------
    Total liabilities and
       stockholders' equity                $1,294,300      $  912,566      $   32,125       $ (194,860)      $2,044,131
                                           ==========      ==========      ==========       ==========       ==========

See accompanying notes to these pro forma consolidated condensed combined financial statements



                                           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED STATEMENTS OF INCOME

                                                           For the Three Months Ended March 31, 2005
                                    ------------------------------------------------------------------------------------
                                    Historical        Historical        Pro Forma          Pro Forma
                                  Berkshire Hills      Woronoco         Acquisition        Deleverage         Pro Forma
                                      Bancorp          Bancorp          Adjustments        Adjustments         Combined
                                    ----------        ----------        ----------         ----------         ----------
                                                              (In thousands, except per share data)

Interest and dividend income        $   16,037        $   11,027        $      153 (1)     $   (1,826) (8)    $   25,391
Interest expense                         6,010             5,637              (132)(2)         (2,020) (8)         9,495
                                    ----------        ----------        ----------         ----------         ----------
     Net interest income                10,027             5,390               285                194             15,896
Provision for loan losses                  493                14                --                 --                507
Non-interest income                      2,744             1,624                --                 --              4,368
Non-interest expense                     7,536             5,609 (7)           446 (3,6,7)         --             13,591
                                    ----------        ----------        ----------         ----------         ----------
Income before income taxes               4,742             1,391              (161)               194              6,166
Income tax expense                       1,490               615               (56)(4)             68 (4)          2,117
                                    ----------        ----------        ----------         ----------         ----------
     Net income                     $    3,252        $      776        $     (105)        $      126         $    4,049
                                    ==========        ==========        ==========         ==========         ==========

Earnings per share
Basic                               $     0.61        $     0.21                                              $     0.49
Diluted                             $     0.57        $     0.21                                              $     0.47

Shares used for calculating earnings per share
Basic                                    5,300             3,642             2,929 (5)                             8,229
Diluted                                  5,691             3,734             3,004 (5)                             8,695


 See accompanying notes to these pro forma consolidated condensed combined financial statements

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

                                             UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED STATEMENTS OF INCOME

                                                            For the Twelve Months ended December 31, 2004
                                    ------------------------------------------------------------------------------------
                                    Historical        Historical        Pro Forma          Pro Forma
                                  Berkshire Hills      Woronoco         Acquisition        Deleverage         Pro Forma
                                      Bancorp          Bancorp          Adjustments        Adjustments         Combined
                                    ----------        ----------        ----------         ----------         ----------
                                                              (In thousands, except per share data)
Interest and dividend income        $   61,081        $   40,772        $      610 (1)     $   (7,304)        $   95,159
Interest expense                        20,724            19,784              (368)(2)         (8,082)            32,058
                                    ----------        ----------        ----------         ----------         ----------
     Net interest income                40,357            20,988               978                778             63,101
Provision for loan losses                1,565               373                --                 --              1,938
Non-interest income                      7,764             6,283                --                 --             14,047
Non-interest expense                    28,977            23,203 (7)         1,782 (3,6,7)         --             53,962
                                    ----------        ----------        ----------         ----------         ----------
Income from continuing operations
     before income taxes                17,579             3,695              (804)               778             21,248
Income tax expense                       5,639             1,112              (281)(4)            272              6,742
                                    ----------        ----------        ----------         ----------         ----------
     Net income from continuing
      operations                    $   11,940        $    2,583        $     (523)        $      506         $   14,506
                                    ==========        ==========        ==========         ==========         ==========

Earnings from continuing operations
  per share
Basic                               $     2.26        $     0.76                                              $     1.77
Diluted                             $     2.08        $     0.72                                              $     1.66

Shares used for calculatingearnings from continuing operations pershare
Basic                                    5,284             3,419             2,929 (5)                             8,213
Diluted                                  5,731             3,580             3,004 (5)                             8,735


 See accompanying notes to these pro forma consolidated condensed combined financial statements


        NOTES TO PRO FORMA CONSOLIDATED CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)

      Adjustments   used  in  the   preparation   of  the  unaudited  pro  forma
consolidated condensed combined balance sheet are as follows:

  (1) Adjustment to record sale of securities to fund the cash portion of acquisition. The adjustment includes $35,146,000 cash paid for shares of Woronoco common stock and $19,363,000 in incremental direct costs of the acquisition.

  (2) Adjustment to record acquired loans at estimated fair value.

  (3) Adjustment to record premises at estimated fair value.

  (4) Adjustment to record core deposit intangible asset at $9,664,000 and intangible asset representing non-competition agreements at $2,317,550.

  (5) Adjustment to record tax and other assets at estimated fair value.

  (6) Adjustment to record time deposits at estimated fair value.

  (7) Adjustment to record borrowings at estimated fair value.

  (8) Reflects issuance of 2,928,792 shares of Berkshire common stock with a value of $108,394,000 (based on purchase accounting methodology), estimated fair value of Woronoco stock options converted into


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


      Berkshire stock options of $3,521,000, and the elimination of Woronoco's March 31, 2005 equity of $79,786,000.

  (9) Adjustment to record deleveraging including sale of securities and sale of loans. The proceeds from these sales were used to pay down borrowings and maturing deposits. Also records net $4,400,000 loss on deleveraging, primarily due to penalties paid to Federal Home Loan Bank of Boston for prepayment of borrowings. Berkshire's financial statements at March 31, 2005 include additional deleveraging totaling approximately $43,000,000 accomplished in the first quarter of 2005, through net reductions in the securities portfolio from sales and run-off. Proceeds were used to pay down borrowings and to fund loan growth that would otherwise have been funded through borrowings.

        NOTES TO PRO FORMA CONSOLIDATED CONDENSED COMBINED STATEMENTS OF
                               INCOME (UNAUDITED)

      Adjustments used in the preparation of the unaudited pro forma consolidated condensed combined statements of income are as follows (adjustments are based on annual data; the three month financial statement adjustments are one quarter of annual adjustments).

  (1) Adjustment to record net amortization of fair value adjustments on loans, net of elimination of historic amortization/accretion of premiums/discounts and deferred costs. Adjustment also includes foregone interest income on securities sold to fund the cash portion of the acquisition, assuming an average 4% yield on these securities.

  (2) Adjustment to record net amortization of fair value adjustments on deposits and borrowings, net of elimination of historic amortization of brokered deposit premiums.

  (3) Adjustment to record amortization of intangibles related to core deposits and non-competition agreements, as well as additional depreciation related to premises fair value adjustments.

  (4) Record tax effect of the above adjustments, using a 35% tax rate.

  (5) The pro forma net income per common share amounts and average common shares outstanding include the effect of the adjustments described above and the issuance of 2,928,792 shares of Berkshire common stock in connection with the acquisition. The calculation of pro forma diluted earnings per share also includes the dilutive effect of Woronoco stock options converted into Berkshire stock options by application of the "treasury stock method" of accounting, based on market prices in June 2005.

  (6) The following table summarizes the estimated impact of the amortization of the core deposit intangible, the non-competition agreement intangible, and the net impact of amortization/accretion of the purchase accounting adjustments made in connection with the merger for the years indicated.

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


 Projected future                      Non-competition        Other       Net increase/
  amounts for the    Core deposit         agreement         purchase        (decrease)
    years ended       intangible         intangible        accounting       in income
    December 31,    amortization (1)   amortization (2)   net impact (3)    before taxes
 ---------------    ----------------   ----------------   --------------  --------------
                                       (In thousands)
      2006           $       (1,029)   $          (773)   $       1,820    $         18
      2007                   (1,029)              (773)           1,615            (187)
      2008                   (1,029)              (322)           1,423              72
      2009                   (1,029)                 -            1,172             143
      2010                   (1,029)                 -              947             (82)

      ----------------------------------------------
      (1) The core deposit intangible is estimated to have a useful life of about 9.4 years and is amortized over its useful life on a straight-line basis.

      (2) The non-competition agreement intangible is amortized on a straight-line basis over the three year life of the agreement.

      (3) Purchase accounting fair value adjustments are amortized/accreted over the estimated lives of the related assets and liabilities. Loan fair value adjustments are amortized based on the sum of the years digits method, based on expected lives ranging from 1 - 11 years. The premises fair value adjustment is depreciated over 39 years. The time deposits and borrowings fair value adjustments are amortized/accreted on a straight-line basis over various estimated expected lives.

  (7) Pro forma non-interest expense adjustments exclude incremental indirect merger and conversion/integration expenses, which are estimated to be $1,500,000 before tax for 2005. Merger expenses reported in the Woronoco historical income statements included $766,000 in the first quarter of 2005 and $3,999,000 for the year 2004.

  (8) Reflects the estimated effect of the deleverage program on interest income and expense. Also includes the effect of $43,000,000 net reductions in Berkshire's securities portfolio in the first quarter of 2005.


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